UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Park Electrochemical Corp.

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PARK ELECTROCHEMICAL CORP.
48 South Service Road
Melville, New York 11747

June 24, 2008

Dear Shareholder,

The Annual Meeting of Shareholders of Park Electrochemical Corp. will be held on Wednesday, July 16, 2008 at 11:00 a.m. For the first time, the Meeting will be held at the offices of the Company, 48 South Service Road, Melville, New York rather than in New York City.

This year, in addition to the election of directors, you are being asked to ratify the appointment of Grant Thornton as the Company’s independent registered public accounting firm and to approve an amendment to the Company’s 2002 Stock Option Plan. These proposals are more fully described in the accompanying Notice and Proxy Statement.

I hope to see you at the Annual Meeting. Your interest in the Company is very much appreciated.

PLEASE NOTE THAT THIS MEETING IS BEING HELD AT A NEW TIME AND LOCATION. DRIVING INSTRUCTIONS CAN BE OBTAINED FROM JANET CAMELLA AT THE COMPANY (jcamella@parkelectro.com or 631-465-3618).

Sincerely,

Brian E. Shore
Chairman, President and
Chief Executive Officer

PARK ELECTROCHEMICAL CORP.
48 South Service Road
Melville, New York 11747

Notice of Annual Meeting of Shareholders

July 16, 2008

         The Annual Meeting of Shareholders of PARK ELECTROCHEMICAL CORP. (the “Company”) will be held at the offices of the Company, 48 South Service Road, Melville, New York on July 16, 2008 at 11:00 o’clock A.M., New York time (this location and time are different from the location and time of past meetings, and driving directions are available from the undersigned at 631-465-3600), for the purpose of considering and acting upon the following:

1.	The election of four (4) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

2.
The approval of an amendment to the Company’s 2002 Stock Option Plan to increase the aggregate number of shares of Common Stock of the Company authorized for issuance under such Plan by 900,000 shares and to extend the term of such Plan to May 21, 2018.

3.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 1, 2009.

4.	The transaction of such other business as may properly come before the meeting.

         Only holders of record of Common Stock at the close of business on May 21, 2008 will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

STEPHEN E. GILHULEY
Executive Vice President,
Secretary and General Counsel

Dated: June 24, 2008

         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PARK ELECTROCHEMICAL CORP.
48 South Service Road
Melville, New York 11747

P R O X Y   S T A T E M E N T

Annual Meeting of Shareholders
July 16, 2008

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Park Electrochemical Corp. (the “Company”) of proxies with respect to the Annual Meeting of Shareholders of the Company to be held on July 16, 2008, and any adjournment or postponement thereof (the “Meeting”). Any shareholder giving such a proxy (the form for which is enclosed with this Proxy Statement) has the power to revoke the same at any time before it is voted by (i) delivering written notice of such revocation bearing a later date than the proxy to the Secretary of the Company, (ii) submitting a later-dated proxy, or (iii) attending the Meeting and voting in person.

         This Proxy Statement and the accompanying form of proxy are first being mailed on or about June 24, 2008 to all shareholders of record as of the close of business on May 21, 2008.

VOTING SECURITIES

         As of May 21, 2008, the outstanding voting securities of the Company consisted of 20,440,531 shares of Common Stock, par value $.10 per share, of the Company (the “Common Stock”), each of which is entitled to one vote. Presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes, if any, will be included for purposes of determining a quorum.

         As of May 21, 2008, all executive officers and directors of the Company and nominees as a group (8 persons) beneficially owned an aggregate of 601,911 shares of Common Stock (including options to purchase an aggregate of 398,206 shares), constituting approximately 2.9% of the outstanding shares of Common Stock (giving effect to the exercise of such options).

STOCK OWNERSHIP

Principal Shareholders

         The following table sets forth information as of May 21, 2008 with respect to each person (including any “group”of persons as that term is used in Section 13(d)(3)of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), who is known to the Company to be the beneficial owner (for purposes of the rules of the Securities and Exchange Commission) of more than 5% of the outstanding shares of Common Stock as of that date.

	Amount and
	Nature of
Name and Address	Beneficial		Percent
of Beneficial Owner	Ownership		of Class

Jerry Shore	1,614,343	(a)	7.9%
19 Valley Road
Port Washington, NY 11050

Royce & Associates, LLC	1,442,500	(b)	7.1%
1414 Avenue of the Americas
New York, NY 10019

Wellington Management Company, LLP	1,387,400	(c)	6.8%
75 State Street
Boston, MA 02109

Barclays Global Investors, NA	1,105,515	(d)	5.4%
Barclays Global Fund Advisors
45 Fremont Street
San Francisco, CA 94105
Barclays Global Investors, Ltd.
Murray House
1 Royal Mint Court
London EC3N 4HH, England

Third Avenue Management LLC	1,095,255	(e)	5.4%
622 Third Avenue, 32nd Floor
New York, NY 10017

(a)
Includes 1,410,599 shares owned by a trust of which Jerry Shore is the trustee and the beneficiary, 168,615 shares owned by a member of Jerry Shore’s family, of which he disclaims beneficial ownership, and 35,129 shares owned by a foundation, of which he disclaims beneficial ownership.

(b)
Royce & Associates, LLC, a registered investment adviser, holds sole dispositive power and sole voting power over all of such shares, based on an amendment to its Schedule 13G filed on February 4, 2008 under the Exchange Act, which represented approximately 7.1% of the outstanding shares of the Company’s Common Stock as of May 21, 2008.

(c)
Wellington Management Company, LLP, an investment advisor, holds shared voting power over 743,700 of such shares and shared dispositive power over all of such shares, based on its Schedule 13G filed on February 14, 2008 under the Exchange Act, which represented approximately 6.8% of the outstanding shares of the Company’s Common Stock as of May 21, 2008.

(d)
Barclays Global Investors, NA, a bank, holds sole voting power over 370,842 of such shares and sole dispositive power over 461,917 of such shares, Barclays Global Fund Advisors, an investment advisor, holds sole voting power over 453,523 of such shares and sole dispositive power over 622,835 of such shares, and Barclays Global Investors, Ltd., a bank, holds sole dispositive power over 20,763 of such shares, based on Amendment No. 1 to their Schedule 13G filed on February 6, 2008 under the Exchange Act, which represented approximately 5.4% of the outstanding shares of the Company’s Common Stock as of May 21, 2008.

(e)
Third Avenue Management LLC, an investment advisor, holds sole voting power and sole dispositive power over all of such shares, based on its Schedule 13G filed on February 14, 2008 under the Exchange Act, which represented approximately 5.4% of the outstanding shares of the Company’s Common Stock as of May 21, 2008.

Ownership of Directors and Executive Officers

         The following table sets forth information as of May 21, 2008 with respect to shares of Common Stock beneficially owned (for purposes of the rules of the Securities and Exchange Commission) by each director and nominee, by each current executive officer of the Company who is identified in the “Summary Compensation Table” elsewhere in this Proxy Statement and by all directors, nominees and executive officers of the Company as a group.

	Amount and
	Nature of
Name of	Beneficial		Percent
Beneficial Owner	Ownership		of Class

Dale Blanchfield	9,750	(a)	*
Lloyd Frank	42,250	(b)	*
Brian E. Shore	454,722	(c)	2.2%
Steven T. Warshaw	9,750	(d)	*
P. Matthew Farabaugh	3,523		*
Stephen E. Gilhuley	68,366	(e)	*
Anthony W. DiGaudio	8,550	(f)	*
Louis J. Stans	5,000	(g)	*
All directors, nominees and executive officers as a group (8 persons)	601,911	(h)	2.9%

*	Less than 1%

(a)	Consists of shares which Mr. Blanchfield may acquire pursuant to options.
(b)	Includes 35,250 shares which Mr. Frank may acquire pursuant to options and 3,000 shares owned by a member of Mr. Frank’s family, of which he disclaims beneficial ownership.
(c)	Includes 266,250 shares which Mr. Shore may acquire pursuant to options.
(d)	Consists of shares which Mr. Warshaw may acquire pursuant to options.
(e)	Includes 63,656 shares which Mr. Gilhuley may acquire pursuant to options.
(f)	Consists of shares which Mr. DiGaudio may acquire pursuant to options.
(g)	Consists of shares which Mr. Stans may acquire pursuant to options.
(h)	Consists of 203,705 shares owned by directors, nominees and executive officers and 398,206 shares issuable to directors, nominees and executive officers upon exercise of options that are exercisable as of May 21, 2008 or become exercisable within 60 days thereafter.

ELECTION OF DIRECTORS

         The Board to be elected at the Meeting consists of four members. Proxies will be voted in accordance with their terms and, in the absence of contrary instructions, for the election as directors of the nominees whose names appear in the following table, to serve for the ensuing year and until their successors are elected and qualified. Anthony Chiesa had been a director of the Company from 1954 until his death in January 2008. If any of the nominees does not remain a candidate at the time of the Meeting (a situation which is not now anticipated), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substituted nominees. The four nominees who receive a plurality of the votes cast at the Meeting in person or by proxy shall be elected, and abstentions and broker non-votes, if any, will have no effect on the outcome of the vote. Each of the nominees is presently a member of the Board.

	Principal Occupation; Positions and Offices		Director
Name	with the Company; Other Directorships	Age	Since

Dale Blanchfield	Retired; former President of Electronics Division of The Bureau of Engraving Inc., a manufacturer of specialized, high-volume, high layer count printed circuit boards, Minneapolis, Minnesota, from 1990 to June 2003; and a director of The Bureau of Engraving Inc.	70	2004

Lloyd Frank	Of Counsel since April 1, 2005, Troutman Sanders LLP, a law firm, New York City; Of Counsel from January 2004 to March 31, 2005 and a Partner for many years prior thereto, Jenkens & Gilchrist Parker Chapin LLP, a law firm, New York City; and a director of DryClean, USA Inc. and Volt Information Sciences, Inc.	82	1985

Brian E. Shore	Chairman of the Board, President and Chief Executive Officer of the Company	56	1983

Steven T. Warshaw	Retired; former President, Chief Executive Officer and Chairman of the Board, M Cubed Technologies, Inc., a manufacturer of advanced ceramic materials for semiconductor equipment and armor applications, Monroe, Connecticut, from July 2002 to October 2005; President, Hexcel Schwebel Division, Hexcel Corporation, a supplier of specialized fabrics for reinforcement of laminates used in printed circuit boards and in commercial aerospace, recreation and other industrial applications, Anderson, South Carolina, April 2000 to November 2001; and a director of NN, Inc.	59	2004

         Mr. Shore has had the principal occupation set forth opposite his name for at least the past five years.

         There are no family relationships among any of the persons named in the above table or among any of such persons and any of the other executive officers of the Company.

         The Company was not during the 2008 fiscal year, and is not, engaged in any transaction with Dale Blanchfield, Lloyd Frank, Steven T. Warshaw or Anthony Chiesa, who was a director of the Company until his death in January 2008.

Director Independence

         The Board has determined that the following current directors and/or nominees have no material relationships with the Company and are “independent” as required by and as defined in the director independence standards of the New York Stock Exchange: Dale Blanchfield, Lloyd Frank and Steven T. Warshaw. In addition, Anthony Chiesa, who was a director until his death in January 2008, had no material relationships with the Company and was “independent” under the New York Stock Exchange independence standards. Brian E. Shore does not satisfy such independence standards because he is an employee of the Company.

Board Committees

         The Company’s Audit Committee currently consists of Dale Blanchfield, Lloyd Frank and Steven T. Warshaw. Until Mr. Chiesa’s death on January 30, 2008, the Audit Committee consisted of Messrs. Chiesa, Frank and Warshaw. The Board of Directors has determined that Mr. Warshaw is an “audit committee financial expert” as defined in rules of the Securities and Exchange Commission and that each of Messrs. Blanchfield, Frank and Warshaw is “independent” as required by and as defined in the audit committee independence standards of the Securities and Exchange Commission and of the New York Stock Exchange. The duties and responsibilities of the Audit Committee are set forth in a written charter of such Committee, first adopted by the Board in July 2000 and subsequently amended and restated in May 2004, and are described elsewhere in this Proxy Statement under the caption “Other Matters – Audit Committee Report”. The Audit Committee also issues the Audit Committee Report required to be included in the Company’s Proxy Statement by rules of the Securities and Exchange Commission. The Audit Committee Report for the Company’s 2008 fiscal year is set forth elsewhere in this Proxy Statement under the caption “Other Matters – Audit Committee Report”.

         The Company has a Compensation Committee and a Stock Option Committee each consisting of Dale Blanchfield, Lloyd Frank and Steven T. Warshaw. Until Mr. Chiesa’s death on January 30, 2008, the Compensation Committee consisted of Messrs. Blanchfield, Chiesa and Warshaw. The functions of the Compensation and Stock Option Committees are set forth in written charters of such Committees adopted by the Board, and such functions are described elsewhere in this Proxy Statement under the caption “Executive Compensation – Compensation Discussion and Analysis – Board Process”.

         The Company has a Nominating Committee consisting of Dale Blanchfield, Lloyd Frank and Steven T. Warshaw. Until Mr. Chiesa’s death on January 30, 2008, the Nominating Committee consisted of Messrs. Blanchfield, Chiesa and Frank. The functions of the Nominating Committee, which are to identify and recommend to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board and to oversee the evaluation of the Board and the Company’s management, are set forth in a written charter of such Committee adopted by the Board. The Nominating Committee recommended to the Board, and the Board nominated, Dale Blanchfield, Lloyd Frank, Brian Shore and Steven T. Warshaw as nominees for election as directors at the Meeting.

         The Company has a Corporate Governance Committee consisting of Dale Blanchfield, Lloyd Frank and Steven T. Warshaw. Until Mr. Chiesa’s death on January 30, 2008, the Corporate Governance Committee consisted of Messrs. Chiesa, Frank and Warshaw. The functions of the Corporate Governance Committee, which are to advise the Board of Directors with respect to Board composition, procedures and committees and to develop and recommend to the Board a set of corporate governance principles applicable to the Company, are set forth in a written charter of such Committee adopted by the Board.

         Each member of the Compensation, Stock Option, Nominating and Corporate Governance Committees is “independent” as required by and as defined in the director independence standards of the New York Stock Exchange.

         The charters of the Audit, Compensation, Stock Option, Nominating and Corporate Governance Committees are available on the Company’s web site at www.parkelectro.com under the caption “Charters and Codes” as required by rules of the New York Stock Exchange. In addition, the charters of such Committees are available in print to any shareholder upon request submitted to the Corporate Secretary at the Company’s office at 48 South Service Road, Melville, New York 11747.

         During the Company’s last fiscal year, the Board met eleven times and authorized action by unanimous written consent on six occasions, the Audit Committee met eleven times and authorized action by unanimous written consent once, the Compensation Committee met once, the Stock Option Committee met twice and authorized action by unanimous written consent once, the Nominating Committee met once, the Corporate Governance Committee met once, and the non-management directors met in executive session without management twice. At each meeting of the non-management directors, a non-management director designated by the non-management directors on the Board presides. Each of the directors attended all of the meetings held by the Board and each committee thereof of which he was a member during the Company’s last fiscal year, except Mr. Chiesa who was absent from four meetings of the Board and three meetings of the Audit Committee (29% of the total number of meetings of the Board and of all Committees on which he served during the last fiscal year) due to illness and Mr. Shore who was absent from one meeting of the Board.

Annual Meeting Attendance

         It is the Company’s policy that all directors are invited to and encouraged to attend Annual Meetings of Shareholders, and all members of the Board of Directors attended the Annual Meeting of Shareholders held on July 18, 2007.

Director Compensation

         Each director who is not an employee of the Company or any of its subsidiaries receives a fee of $17,000 per annum for his services as a director, which was increased from $12,000 per annum in the third quarter of the 2008 fiscal year, each member of the Audit Committee, other than the Chairman of the Committee, receives a fee of $2,000 per annum for his services as a member of such Committee, and the Chairman of the Audit Committee receives a fee of $4,000 per annum for his services as Chairman of such Committee, each member of the Compensation Committee of the Board of Directors receives a fee of $2,000 per annum for his services as a member of such Committee, and each Director and each Committee member is reimbursed for travel expenses incurred in attending meetings of the Board of Directors of the Company and of Committees of the Board of Directors of the Company.

         On August 15, 2007, Messrs. Blanchfield, Chiesa, Frank and Warshaw each received a non-qualified stock option for 3,000 shares of Common Stock at an exercise price of $30.28 per share under the Company’s 2002 Stock Option Plan. Each of these options expires on August 15, 2017, and each is exercisable 25 percent after one year from date of grant, 50 percent after two years from date of grant, 75 percent after three years from date of grant and 100 percent after four years from date of grant. In the event that the service of an optionee as a director of the Company is terminated during the term of the option, the option may be exercised by the optionee, to the extent the optionee was entitled to do so on the date of such termination, until (1) one year following the director’s ceasing to serve as a director of the Company on account of disability, (2) six months following the director’s ceasing to serve as a director of the Company on account of death, or (3) three months following the director’s ceasing to be a director for any other reason, but in no event after the date on which the option would otherwise expire; provided, however, if the director is removed as a director for cause or ceases to be a director without the Company’s consent, the option will terminate immediately.

         The following table shows all the compensation paid by the Company for the most recent fiscal year, February 26, 2007 to March 2, 2008, for each of the directors of the Company, other than Brian E. Shore. Mr. Shore did not receive any compensation in his capacity as a director. Mr. Shore’s compensation is set forth elsewhere in this Proxy Statement under the caption “Executive Compensation – Summary Compensation Table”.

	Fees Earned or	Option
	Paid in Cash	Awards	Total
Name	($)	($) (a)	($)

Dale Blanchfield	$16,500	$35,666	$52,166
Anthony Chiesa (b)	18,500	28,281	46,781
Lloyd Frank	18,500	28,281	46,781
Steven T. Warshaw	18,500	35,666	54,166

(a)
The amounts in this column are the amounts recognized for financial statement reporting purposes with respect to the fiscal year ended March 2, 2008 for the fair value of stock options granted to each of the named directors in the 2008 fiscal year and in prior fiscal years in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”, as described in Note 7 of the Notes to Consolidated Financial Statements in Item 8 of Part II of the Company’s Form 10-K Annual Report for the fiscal year ended March 2, 2008 filed with the Securities and Exchange Commission (disregarding estimates of forfeitures for service–based vesting). These amounts reflect the Company’s accounting expense for such stock options and do not correspond to the actual value that will be realized by the named directors if and when they exercise the options. The grant date fair value for the options granted to each of the named directors during the 2008 fiscal year, estimated at the date of grant using the Black-Scholes option-pricing model with the assumptions described in the afore-mentioned Note 7 of the Notes to Consolidated Financial Statements, was $31,110 for each of the named directors. At March 2, 2008, the end of the Company’s last fiscal year, Mr. Blanchfield held 16,500 outstanding stock options, Mr. Chiesa’s estate held 19,500 outstanding stock options, Mr. Frank held 42,000 outstanding stock options, and Mr. Warshaw held 16,500 outstanding stock options.

(b)	Anthony Chiesa was a director of the Company until his death in January 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

         General. The Company’s compensation of its executive officers is composed of annual base salary, annual discretionary cash bonus, annual stock option grant and the profit sharing portion of the Company’s Employees’ Profit Sharing and 401(k) Retirement Savings Plan (the “Profit Sharing Plan”). The Company does not have employment agreements or employment termination or severance agreements or change-of-control agreements with any of its executive officers or any of its other employees. The Compensation Committee of the Board fully supports and endorses this compensation structure, which is designed to provide fair current income to the Company’s officers, a discretionary cash award for individual and enterprise performance, equity participation in the Company’s long-term performance as assessed by the capital markets in which the Company’s common stock is traded and participation in the Company’s profits through discretionary awards to the Profit Sharing Plan.

         The Company’s compensation of its executive officers is intended to be competitive with the compensation of executive officers at comparable companies, except for the compensation of the Chief Executive Officer, who has declined to accept the Compensation Committee’s offer of a bonus and a salary increase each year since the Company’s 2001 fiscal year. However, it is difficult for the Company to ascertain meaningful comparisons because the Company has few, if any, peer-group companies which disclose compensation information since most of its competitors are privately owned or are divisions or business units or subsidiaries of larger publicly owned companies which do not disclose compensation information about the officers of such divisions, business units or subsidiaries. The Company’s compensation of its senior management is also intended to align management’s incentives with the long-term interests of the Company’s shareholders and to be fair and equitable to the individual and to the Company’s employees and shareholders.

         Base Salaries. Salaries of executive officers are determined based on the significance of the position to the Company, individual experience and expertise, individual performance and information gathered informally as to compensation levels of comparable companies in the same geographic location as the Company, except the salary of the Chief Executive Officer, who has declined to accept the Compensation Committee’s offer of a salary increase each year since the Company’s 2001 fiscal year. The Compensation Committee reviews the salary of each executive officer annually and makes adjustments as appropriate, taking into account the recommendations of the Chief Executive Officer.

         Bonuses. Decisions as to the award of annual cash bonuses to executive officers with respect to each fiscal year are made after the close of the fiscal year. The amount awarded to each executive officer is based on the Company’s overall performance, individual performance, base salary level, bonuses paid in prior years and overall equity and fairness, except the Chief Executive Officer, who has declined to accept the Compensation Committee’s offer of a bonus each year since the Company’s 2001 fiscal year.

         Equity Compensation. The only form of equity compensation that the Company has awarded consists of incentive stock options and non-qualified stock options under the Company’s Stock Option Plan.

         The Stock Option Committee determines the number of options that it considers appropriate for each executive officer and other key employees of the Company. With the exception of significant promotions and significant new hires, the Stock Option Committee generally grants stock options under the Company’s Stock Option Plan once each year following the availability to the Stock Option Committee of the financial results of operations of the Company and its subsidiaries for the prior year, the business plans of the Company’s subsidiaries for the current fiscal year, the option grant recommendations of the presidents of the Company’s subsidiaries and the evaluation of such recommendations by the senior management of the Company and the recommendations of the Chief Executive Officer of the Company. The Stock Option Committee bases its decisions on individual performance, base salary and bonus levels, recommendations from the Company’s Chief Executive Officer and overall equity and fairness. In granting stock options, the Stock Option Committee generally does not consider the equity ownership levels of the recipients. The grants for the 2008 fiscal year were made on August 15, 2007. This timing was selected because it enabled the Committee to consider prior year performance by the Company and the potential recipients and the Company’s expectations and plans for the 2008 fiscal year. The Stock Option Committee has the sole authority to grant stock options and has not delegated any authority to grant stock options.

         The Company has not had, and does not have, a program, plan or practice to select the dates of grants of stock options to executive officers or to any employee or director of the Company in coordination with the release of material non-public information. The Company does not plan to time, and it has not previously timed, its release of material non-public information for the purpose of affecting the value of executive compensation. In addition, the Company does not have a program, plan or practice of granting stock options and setting the exercise price or prices of such options based on the price of the Company’s Common Stock on a date other than the grant date. Pursuant to the terms of the Company’s 2002 Stock Option Plan, which was approved by shareholders of the Company at the Annual Meeting of Shareholders held on July 17, 2002, the purchase price of the Common Stock under each stock option granted by the Company is no less than the fair market value of the Common Stock at the time of grant, which, pursuant to the terms of such Plan, is the reported closing price of the Common Stock on the New York Stock Exchange on the date preceding the date the option is granted.

         Severance Benefits. The Company does not provide employment termination or severance agreements or change-of-control agreements for its employees and does not have a policy to provide specified severance benefits to employees whose employment is terminated by the Company.

         Pension Benefits. The Board decides annually the amount of the Company’s contribution to the Profit Sharing Plan, which is described elsewhere in this Proxy Statement under the caption “Executive Compensation – Summary Compensation Table”. The amount of such contribution is discretionary, but may not exceed 25% of the total remuneration paid to eligible employees or such other amount as is allowed under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to this limit, the Board determines the amount to be contributed for each year based on the Company’s overall performance, the amounts contributed in prior years, the amounts of prior contributions recently forfeited by eligible employees due to termination of employment prior to vesting and recommendations from the Company’s Chief Executive Officer.

         When the Company calculates overall compensation for its senior management, it considers the benefits expected to be received under the Profit Sharing Plan.

         Perquisites and Other Benefits. The only perquisites for senior managers are the provision of automobiles leased or owned by the Company to certain executive officers and other members of management.

         Senior management also participates in the Company’s other employee benefit plans on the same terms as other employees. These plans include medical and dental insurance and life insurance.

         Board Process. The Compensation Committee of the Board approves all salary and bonus compensation and the Stock Option Committee of the Board approves all grants of stock options for executive officers. Executive officers include the Chief Executive Officer, the Chief Financial Officer and each person acting in a similar capacity during the 2008 fiscal year and the three other executive officers named in the “Summary Compensation Table” elsewhere in this Proxy Statement. The Compensation Committee and the Stock Option Committee review the performance and compensation of the Chief Executive Officer and, following discussions with him, establish his compensation level. As he has in the past since the Company’s 2001 fiscal year, the Chief Executive Officer, Brian E. Shore, declined to accept the Compensation Committee’s offer of a bonus for the fiscal year ended February 25, 2007 and a salary increase for the fiscal year ended March 2, 2008. For the remaining executive officers, the Chief Executive Officer makes recommendations to the Compensation Committee and to the Stock Option Committee. The amount of discretionary contributions to the Profit Sharing Plan for each fiscal year is determined by the Board taking into account the recommendations of the Chief Executive Officer.

         The Board, the Compensation Committee and the Stock Option Committee, as the case may be, use no set formulas in making their determinations and may afford different weight to different factors for each executive officer. Such weighting may vary from year to year.

         Section 162(m)of the Internal Revenue Code. The Board and the Compensation Committee have reviewed the impact of Section 162(m) of the Code, which limits the deductibility of certain otherwise deductible compensation in excess of $1 million paid to the Chief Executive Officer and the other executive officers named in the “Summary Compensation Table” elsewhere in this Proxy Statement. It is the Company’s policy to attempt to design its executive compensation plans and arrangements to be treated as tax deductible compensation wherever, in the judgment of the Board or the Compensation Committee, as the case may be, to do so would be consistent with the objectives of that compensation plan or arrangement. Accordingly, the Board and the Compensation Committee from time to time may consider whether changes in the Company’s compensation plans and arrangements may be appropriate to continue to fulfill the requirements for treatment as tax deductible compensation under the Code.

Summary Compensation Table

           The following table shows all the compensation paid by the Company for the two most recent fiscal years for the Company’s Chief Executive Officer and Chief Financial Officer and each person acting in a similar capacity during the year and the three other most highly compensated executive officers who were serving in such capacities at the end of the Company’s most recent fiscal year.

				Option	All Other
Name and	Year		Bonus	Awards	Compensation
Principal Position	(a)	Salary	(b)	(c)	(d), (e)	Total

Brian E. Shore	2008	$364,640	$–	$245,621	$ –	$610,261
Chairman of the Board,	2007	357,760	–0–	202,202	18,700	578,662
President and Chief
Executive Officer

P. Matthew Farabaugh (f)	2008	62,596	–	3,060	–0–	65,656
Vice President and Controller

James L. Zerby (g)	2008	111,058	–0–	7,991	–0–	119,049
Vice President and	2007	98,654	–0–	4,617	–0–	103,271
Chief Financial Officer

Stephen E. Gilhuley (h)	2008	204,713	–	93,378	–	298,091
Executive Vice President	2007	189,769	70,000	75,825	18,700	354,294
Secretary and General
Counsel

Anthony W. DiGaudio (i)	2008	157,981	–	54,737	–	212,718
Vice President of	2007	145,000	45,000	31,018	16,150	237,168
Marketing and Sales

Louis J. Stans (j)	2008	161,408	–	18,096	–	179,504
Vice President of	2007	153,750	30,000	13,665	15,619	213,034
Engineering and Quality
and Research and Development

           The salary amount for Mr. Shore for the 2008 fiscal year is more than the salary amount for the 2007 fiscal year not because of any salary increase, but because the 2008 fiscal year consisted of 53 weeks while the 2007 fiscal year consisted of 52 weeks. Mr. Shore has declined to accept the Compensation Committee’s offer of a salary increase each year since the Company’s 2001 fiscal year.

(a)	Information is provided for the Company’s fiscal years ended March 2, 2008 and February 25, 2007.

(b)	The amounts of bonuses for the 2008 fiscal year have not yet been determined.

(c)
The amounts in this column are the amounts recognized for financial statement reporting purposes with respect to the fiscal years shown for the fair value of stock options granted to each of the named officers in such fiscal years and in prior fiscal years in accordance with the Statement of Financial Accounting Standards No. 123 (R),“Share-Based Payment”, as described in Note 7 of the Notes to Consolidated Financial Statements in Item 8 of Part II of the Company’s Form 10-K Annual Report for the fiscal year ended March 2, 2008 filed with the Securities and Exchange Commission (disregarding estimates of forfeitures for service–based vesting). These amounts reflect the Company’s accounting expense for such stock options and do not correspond to the actual value that will be realized by the named officers if and when they exercise the options.

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(d)
Includes the amounts of the Company’s annual profit sharing contributions to the Company’s Employees’ Profit Sharing and 401(k) Retirement Savings Plan (“the Plan”) which were accrued for the accounts of the named executive officers for the fiscal years shown. These amounts vest in accordance with a graduated scale based on years of service of the employee with the Company.

Substantially all full-time employees of the Company and its subsidiaries in the United States, including the Company’s executive officers, participate in the profit sharing portion of the Plan, which is intended to provide retirement benefits to such employees and which is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). The amounts of profit sharing contributions, if any, by the Company and its subsidiaries to the accounts of participating employees are percentages of the eligible compensation of the participating employees up to a maximum amount of compensation for each employee established under the Code, which was $225,000 for the Company’s most recent fiscal year. The Board decides annually the amount of the Company’s profit sharing contribution, which is discretionary, but may not exceed 25% of the total remuneration paid to eligible employees or such other amount as is allowed under the Code. Subject to this limit, the Board determines the amount to be contributed for each year based on the Company’s overall performance, the amounts contributed in prior years, the amounts of prior contributions recently forfeited by eligible employees due to termination of employment prior to vesting and recommendations from the Company’s Chief Executive Officer. The percentages of compensation contributed to the Plan may vary between the Company and each subsidiary, but the percentage must be the same for each participating employee of the Company or the subsidiary, as the case may be. The percentages of compensation to be contributed to the Plan for the 2008 fiscal year have not yet been determined.

Substantially all full-time employees of the Company’s subsidiaries in the United States are eligible to receive contributions by the subsidiaries to match the contributions of the employees to the 401(k)retirement savings portion of the Plan, with the maximum matching contribution being 3% of the compensation of the employees. However, employees of the Company are not eligible to receive such matching contributions, but it has been the Company’s practice to determine a gross annual profit sharing percentage of eligible compensation to be contributed by each subsidiary to the profit sharing portion of the Plan and to reduce such percentage by the average percentage of the compensation of such subsidiary’s employees that was contributed by such subsidiary as 401(k) retirement savings matching contributions. Consistent with this practice, to compensate employees of the Company for their ineligibility for matching contributions to the 401(k) retirement savings portion of the Plan, the Company approved profit sharing contributions in prior years for the named executive officers and for the other employees of the Company which were not reduced for any 401(k) retirement savings matching contributions, because such officers and other employees of the Company are not eligible to receive such matching contributions.

(e)
The Company provides no personal benefits to its executive officers other than automobiles for certain officers, the value of which is less than $10,000 per year and is not included in the Summary Compensation Table.

(f)	Mr. Farabaugh was appointed Vice President and Controller (the person performing the functions similar to those performed by a principal financial officer) effective October 8, 2007.

(g)
Mr. Zerby was appointed Vice President and Controller on July 24, 2006, and he was elected Vice President and Chief Financial Officer on October 24, 2006. Mr. Zerby retired as Vice President and Chief Financial Officer effective October 5, 2007.

(h)	Mr. Gilhuley was elected Executive Vice President on October 24, 2006 in addition to the positions of Secretary and General Counsel. He had been Senior Vice President.

(i)	Mr. DiGaudio was appointed Vice President of Marketing in June 2006 in addition to the position of Vice President of Sales.

(j)	Mr. Stans was appointed Vice President of Research and Development in January 2007 in addition to the positions of Vice President of Engineering and Vice President of Quality.

Grants of Plan-Based Awards in 2008 Fiscal Year

          During the last completed fiscal year, the only plan pursuant to which the Company granted awards of any kind to its executive officers was its 2002 Stock Option Plan. The 2002 Stock Option Plan has been approved by the Company’s stockholders and provides for the grant of stock options to directors and key employees of the Company.

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The Company’s 2002 Stock Option Plan provides for the grant of both options which qualify as incentive stock options under the Code and non-qualified stock options. All options granted under the 2002 Stock Option Plan have exercise prices equal to the market value of the underlying Common Stock of the Company on the dates of grant, which, in accordance with the terms of such Plan, is the reported closing price of the Common Stock on the New York Stock Exchange on the date preceding the date the option is granted. Options granted under the Plan become exercisable 25% one year from the date of grant, with an additional 25% exercisable each succeeding anniversary of the date of grant, and expire 10 years from the date of grant. The 2002 Stock Option Plan is administered by the Stock Option Committee.

          The following table provides information with respect to options to purchase shares of Common Stock granted pursuant to the 2002 Stock Option Plan to the named executive officers during the Company’s last fiscal year. The table provides no information regarding non-equity incentive plan awards or equity incentive plan awards or stock awards because the Company does not have any non-equity or equity incentive plan and does not award stock to any of its executive officers or to any of its other employees.

		All Option	Exercise or		Grant Date
		Awards:	Base Price		Fair Value
		Number of Securities	of		of
		Underlying Options	Option Awards	Grant Date	Option Awards
Name	Grant Date (a)	(#)	($/Sh) (b)	Market Price (b)	(c)

Brian E. Shore	August 15, 2007	35,000	$30.28	$29.31	$359,450
P. Matthew Farabaugh	November 15, 2007	4,000	30.64	30.45	41,560
James L. Zerby	–	–0–	–	–	–0–
Stephen E. Gilhuley	August 15, 2007	14,000	30.28	29.31	143,780
Anthony W. DiGaudio	August 15, 2007	12,000	30.28	29.31	123,240
Louis J. Stans	August 15, 2007	7,000	30.28	29.31	71,890

(a)	Grant date is the date on which stock options were granted to the named executive officers under the Company’s 2002 Stock Option Plan.

(b)
All options granted under the 2002 Stock Option Plan have exercise prices equal to the market value of the underlying Common Stock of the Company on the dates of grant, which, in accordance with the terms of such Plan, is the reported closing price of the Common Stock on the New York Stock Exchange on the date preceding the date the option is granted. The reported closing prices of the Common Stock on the New York Stock Exchange on August 15, 2007 and November 15, 2007, the dates of grant, were $29.31 and $30.45, respectively.

(c)
The value for options was estimated at the dates of grants using the Black-Scholes option-pricing model with the assumptions described in Note 7 of the Notes to Consolidated Financial Statements in Item 8 of Part II of the Company’s Form 10-K Annual Report for the fiscal year ended March 2, 2008 filed with the Securities and Exchange Commission.

Outstanding Equity Awards at 2008 Fiscal Year-End

          The following table provides information regarding unexercised stock options held by the named executive officers as of the end of the Company’s last fiscal year. The table provides no information regarding equity incentive plan awards or stock awards because the Company does not have any equity incentive plan and does not award stock to any of its executive officers or to any of its other employees.

All stock options held by the named executive officers and by all other employees of the Company have been granted under the Company’s 1992 Stock Option Plan or 2002 Stock Option Plan. Both Stock Option Plans have been approved by the Company’s stockholders and provide for the grant of stock options to directors and key employees of the Company. All options granted under such Plans have exercise prices equal to the market value of the underlying common stock of the Company on the dates of grant which, in accordance with such Plans, is the reported closing price of the Common Stock on the New York Stock Exchange on the date preceding the date the option is granted. Options granted under the Plans become exercisable 25% one year after the date of grant, with an additional 25% exercisable each succeeding anniversary of the date of grant, and expire ten years after the date of grant. The authority to grant additional options under the 1992 Stock Option Plan expired on March 24, 2002.

Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards

		Number of Securities	Number of Securities
		Underlying	Underlying	Option
		Unexercised Options	Unexercised Options	Exercise	Option
	Option Grant	(#)	(#)	Price	Expiration
Name	Date	Exercisable (a)	Unexercisable (a)	($)	Date (b)

Brian E. Shore	5/28/98	60,000	–0–	$15.83	5/28/08
	6/15/99	60,000	–0–	16.54	6/15/09
	5/22/00	75,000	–0–	15.92	5/22/10
	7/19/01	40,000	–0–	23.60	7/19/11
	3/20/02	25,000	–0–	29.05	3/20/12
	7/24/03	20,000	–0–	19.95	7/24/13
	7/08/04	15,000	5,000	23.00	7/08/14
	8/24/05	17,500	17,500	24.56	8/24/15
	8/03/06	8,750	26,250	25.35	8/03/16
	8/15/07	–0–	35,000	30.28	8/15/17

P. Matthew Farabaugh	11/15/07	–0–	4,000	30.64	11/15/17

James L. Zerby	8/03/06	–0–	–0–	–	–

Stephen E. Gilhuley	6/15/99	4,500	–0–	16.54	6/15/09
	5/22/00	4,406	–0–	15.92	5/22/10
	7/16/01	20,000	–0–	23.60	7/19/11
	3/20/02	10,000	–0–	29.05	3/20/12
	7/24/03	7,500	–0–	19.95	7/24/13
	7/08/04	5,625	1,875	23.00	7/08/14
	8/24/05	6,250	6,250	24.56	8/24/15
	8/03/06	3,500	10,500	25.35	8/03/16
	8/15/07	–0–	14,000	30.28	8/15/17

Anthony W. DiGaudio	7/24/03	300	–0–	19.95	7/24/13
	7/08/04	1,875	625	23.00	7/08/14
	8/24/05	3,000	3,000	24.56	8/24/15
	8/03/06	2,750	8,250	25.35	8/03/16
	8/15/07	–0–	12,000	30.28	8/15/17

Louis J. Stans	1/19/05	3,750	1,250	19.89	1/19/15
	8/03/06	1,250	3,750	25.35	8/03/16
	8/15/07	–0–	7,000	30.28	8/15/17

(a)	All options become exercisable 25% one year after the date of grant, with an additional 25% exercisable each succeeding anniversary of the date of grant.

(b)	All options expire ten years after the date of grant.

Option Exercises in 2008 Fiscal Year

          The following table provides information regarding the pre-tax value realized from the exercise of stock options by the named executive officers during the Company’s last fiscal year. The table provides no information

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regarding stock awards because the Company does not award stock to any of its executive officers or to any of its other employees.

Option Awards

Number of
Shares
	Acquired	Value Realized
	On Exercise	On Exercise
Name	(#)	($) (a)

Brian E. Shore (b)	112,500	$1,503,000
P. Matthew Farabaugh	–0–	–0–
James L. Zerby	1,000	5,490
Stephen E. Gilhuley	–0–	–0–
Anthony W. DiGaudio	–0–	–0–
Louis J. Stans	–0–	–0–

(a)
The Company has not granted stock appreciation rights. Value realized equals market value of the underlying shares of Common Stock on the date of exercise, which is the reported closing price of the Common Stock on the New York Stock Exchange on such date, less the exercise price, times the number of shares acquired, without deducting any taxes paid by the employee.

(b)
Mr. Shore exercised an option to purchase 112,500 shares of Common Stock of the Company on May 21, 2007 because the option, which had been granted on May 22, 1997, was scheduled to expire on May 22, 2007.

Equity Compensation Plan Information

          The following table provides information as of the end of the Company’s most recent fiscal year with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

	Number of		Number of securities
	securities	Weighted-average	remaining available
	to be issued upon	exercise price	for future issuance
	exercise of	of outstanding	under equity
	outstanding	options,	compensation plans
	options, warrants	warrants and	(excluding securities
Plan category	and rights	rights	reflected in column (A))

	(A)	(B)	(C)
Equity compensation plans approved by
security holders (a)	1,040,739	$23.50	223,193

Equity compensation plans not approved
by security holders (a)	–0–	–0–	–0–

Total	1,040,739	$23.50	223,193

(a)
The Company’s only equity compensation plans are its 2002 Stock Option Plan, which was approved by the Company’s shareholders in July 2002, and its 1992 Stock Option Plan, which was approved by the Company’s shareholders in July 1992. Authority to grant additional options under the 1992 Plan expired on March 24, 2002, and all options granted under the 1992 Plan will expire in March 2012 or earlier; and authority to grant additional options under the 2002 Plan will expire on May 21, 2012, and all options granted to date under the 2002 Plan will expire in August 2017 or earlier.

Pension Benefits and Non-Qualified Defined Contribution and Other Non-Qualified Deferred Compensation Plans

          The Company does not have a traditional defined benefit pension plan and does not provide pension benefits for its executive officers or for any of its other employees, and the Company does not have any non-qualified

13

defined contribution plan or other non-qualified deferred compensation plan for its executive officers or for any of its other employees.

Employment and Consulting Agreements

           The Company does not have employment agreements or employment termination or severance agreements or change-of-control agreements with any of its executive officers or any of its other employees. All of the Company’s executive officers and other employees are employees-at-will, meaning that either the employee or the Company may terminate the employee’s employment at any time for any reason or for no stated reason and with or without an explanation.

Transactions with Related Persons

           Consistent with the Company’s Code of Ethics for its chief executive officer, chief financial officer and controller and the Company’s Code of Business Conduct and Ethics for its directors, officers and employees, any transaction between the Company and any director or executive officer of the Company or any immediate family member of a director or executive officer of the Company requires the approval of the Company’s general counsel or chief executive officer and the Board.

During the last fiscal year, Brian E. Shore, the Company’s Chief Executive Officer, from time to time used an aircraft owned by him to conduct business on behalf of the Company. The Company paid Mr. Shore an aggregate of $161,850 as reimbursement for a portion of the costs associated with the use of this aircraft for Company business. The Board believes that the amounts paid by the Company to Mr. Shore as reimbursement for use of this aircraft for Company business were substantially less than the amounts that the Company would have paid for the use of a similar aircraft owned by an independent third-party. The Board also believes that such amounts reimbursed to Mr. Shore were substantially less than the variable and fixed costs incurred by Mr. Shore and attributable to such use of this aircraft and substantially less than the costs associated with the type of aircraft owned by Mr. Shore provided by an independent aircraft expert and that the use of Mr. Shore’s aircraft for Company business inured to the benefit of the Company.

Compensation Committee Report

           The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included elsewhere in this Proxy Statement with management of the Company; and based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Dale Blanchfield, Chairman
Lloyd Frank
Steven T. Warshaw

Compensation Committee Interlocks and Insider Participation

           Anthony Chiesa, a member of the Compensation Committee until his death in January 2008, was a former Vice President of the Company who retired in 1977. Brian E. Shore, a director of the Company who is also President and Chief Executive Officer of the Company, participated in deliberations of the Board relating to the amount of the Company’s contribution to the Profit Sharing Plan during the Company’s 2007 fiscal year.

APPROVAL OF AMENDMENT TO THE COMPANY’S 2002 STOCK OPTION PLAN

           At the Meeting, shareholders will be asked to approve an amendment to the 2002 Stock Option Plan to increase the number of shares available under the Plan and to extend the term of the Plan (the “Amendment”). The Board adopted the proposed Amendment, subject to shareholder approval, on May 13, 2008.

         Since 1961, the Company has had in effect stock option plans for employees of the Company and its subsidiaries. The Board is of the opinion that the 2002 Stock Option Plan, and its predecessor plans, including the 1982 Stock Option Plan and the 1992 Stock Option Plan, have been of significant importance and benefit to the Company and its shareholders in enabling the Company to attract and retain directors, officers and other key employees and in increasing their commitment to the Company’s continued success and better aligning their economic interests with the Company and its shareholders. The Board believes that the Company’s continued success depends in large part upon its ability to attract and retain personnel of high caliber and that one of the most effective means of attaining these objectives is to afford them an opportunity, through purchase of shares, to acquire a proprietary interest in the Company. In the view of the Board, the proposed Amendment will enable the Company to continue to realize the benefits of stock options.

         In 2002, the Board of Directors adopted, and the shareholders approved, the 2002 Stock Option Plan, effective May 21, 2002, the date of its adoption by the Board. The 2002 Stock Option Plan is designed to provide for the grant of options which will qualify as “incentive stock options”under Section 422 of the Code, and options which will not qualify as incentive stock options.

         Prior to giving effect to the proposed Amendment being voted on at the Meeting, the maximum number of shares of the Company’s Common Stock with respect to which options may be granted under the 2002 Stock Option Plan is 900,000 shares, subject to adjustment (together with the exercise price of options) to reflect any change in the Company’s outstanding shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations or other similar events affecting the number or kind of outstanding shares. Options may be granted under the 2002 Stock Option Plan to key employees and consultants, including officers and directors who are employees of the Company or any of its subsidiaries, and to directors of the Company who are not employees of the Company or any of its subsidiaries. At May 21, 2008, 106 employees of the Company and its subsidiaries and the directors of the Company were participants in the 2002 Stock Option Plan.

         Prior to giving effect to the proposed Amendment being voted on at the Meeting, the 2002 Stock Option Plan will terminate on May 21, 2012, and the authority to grant options under such Plan will expire on that date.

         The closing price of the Company’s Common Stock on the New York Stock Exchange on June 18, 2008 was $28.33 per share.

          A summary of the proposed Amendment is set forth below, followed by a summary of the terms of the 2002 Stock Option Plan as currently in effect.

Amendment

         Shares Subject to the 2002 Stock Option Plan. The Amendment increases the number of shares of the Company’s Common Stock with respect to which options may be granted under the 2002 Stock Option Plan by 900,000 shares. At May 31, 2008, there were approximately 223,000 shares remaining for grant as stock options under the 2002 Stock Option Plan, which may not be sufficient for the Company’s grants of stock options during the next twelve months if the Company follows its recent historical stock option grant patterns and if the Company desires to grant stock options to attract key senior employees during the next twelve months. The Amendment increases the total number of shares with respect to which stock options may be granted under the 2002 Stock Option Plan from 900,000 to 1,800,000, subject to adjustment (together with the exercise price of options) to reflect any change in the Company’s outstanding shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations or other similar events affecting the number or kind of outstanding shares.

         Term of the 2002 Stock Option Plan. The Amendment would also extend the term of the 2002 Stock Option Plan from May 21, 2012 to May 21, 2018 so that the authority to grant options under such Plan would expire on May 21, 2018.

Summary of 2002 Stock Option Plan

         The following summary of the material features of the 2002 Stock Option Plan (the “Plan”) does not purport to be complete and is qualified in its entirety by the terms of the Plan.

         The primary objective of the Plan is to promote shareholder value by providing appropriate incentives to employees and certain other individuals who perform services for the Company and its affiliates.

         The Plan is administered by the Board or by a committee of one or more members appointed by the Board (the “Committee”). At present, the Committee consists of Messrs. Dale Blanchfield, Lloyd Frank and Steven T. Warshaw. The Plan provides for the granting of stock options to key employees and consultants, including officers and directors of the Company or any of its subsidiaries, whether or not such directors are employees of the Company or any of its subsidiaries. The Committee has authority to determine the individuals to receive options, the number of shares subject to each option, whether options shall be incentive stock options or non-qualified stock options and other pertinent terms and provisions of the options. The Committee also has authority to make all other determinations that it decides are necessary or desirable in the interpretation and administration of the Plan.

         The Plan provides that, without the prior approval of the Company’s shareholders, options granted under the Plan may not be repriced by lowering the exercise price thereof, or by cancellation of outstanding options with subsequent replacement, or regrant of options with lower exercise prices.

         Options granted under the Plan will be subject to, among other things, the following terms and conditions:

(i) The option price per share will be determined by the Committee but will not be less than 100% of the fair market value of the Common Stock on the date the options are granted, which, pursuant to the terms of the Plan, is the reported closing price of the Common Stock on the New York Stock Exchange on the date preceding the date the option is granted. The option price will be payable in full upon exercise in cash, shares of Common Stock or any combination thereof. The Committee may, in its discretion, include a provision in a particular option to allow the holder to surrender such option in whole or in part in lieu of the exercise of such option if the fair market value of the shares of Common Stock subject to such option exceeds the option price and to receive a payment in cash, shares of Common Stock or a combination of cash and shares of Common Stock equal to the amount by which such fair market value exceeds the option price.

(ii) Options may be granted for terms up to but not exceeding ten years, in the case of incentive stock options, and ten years and one month, in the case of non-qualified stock options.

(iii) Incentive stock options may not be granted under the Plan to any employee or director who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary or of a parent of the Company unless the option price is at least 110% of the fair market value of the Common Stock on the date the option is granted and the term of the option does not exceed five years from the date of grant.

(iv) In addition, the aggregate fair market value of the shares of Common Stock as to which incentive stock options may be granted under the Plan (and any other incentive stock options satisfying the requirements of the Code granted under any other plan of the Company and its subsidiaries and any parent of the Company) which options are exercisable for the first time by any particular optionee during any calendar year shall not exceed $100,000.

(v) An option may not be transferred other than by will or by the laws of descent and distribution, and an option may be exercised during the holder’s lifetime only by the holder.

(vi) If any optionee’s employment or service as a director or consultant is terminated for any reason other than disability or death, unless otherwise provided in connection with the grant of a particular option, the option may be exercised only within three months after such termination (but not after the date the option would otherwise expire) to the extent shares were purchasable at the date of termination; provided that if the optionee’s employment or service as a director or consultant is terminated for cause or without the consent of the Company, the option shall (to the extent not previously exercised) terminate immediately.

(vii) If an optionee’s employment or service as a director or consultant is terminated by reason of disability, unless otherwise provided in connection with the grant of a particular option, the option may be exercised, to the extent that the optionee was entitled to do so at the termination of his employment or service as a director or consultant, at any time within one year after such termination (but not after the date the option would otherwise expire).

(viii) In the case of the death of an optionee while employed or while serving as a director or consultant or within three months after termination of his employment or service as a director or consultant (unless such termination was for cause or without the consent of the Company), unless otherwise provided in connection with the grant of a particular option, the option may be exercised by the optionee’s executor, administrator or other persons entitled by law to his rights under the option, to the extent the optionee was entitled to do so at the date of his death, at any time within six months after the date of such death (but not after the date the option would otherwise expire).

(ix) In connection with the termination of employment or service as a director or consultant of any particular optionee, as described in paragraph (vi) or (vii) above and in connection with the death of any particular optionee as described in paragraph (viii) above, the Committee may, in its discretion, permit a longer period for exercise of an option than that referred to in paragraph (vi), (vii) or (viii) above, as the case may be, or permit such option to be exercisable in whole or in part with respect to shares of Common Stock as to which such option was not otherwise exercisable at the time of such termination, disability or death, as the case may be. Any such action of the Committee with respect to incentive stock options is subject to the limitations provided by the Code.

         The Board shall make appropriate adjustments in the number and kind of shares or other property and option price of shares subject to outstanding options and in the number and kind of shares or other property available for option under the Plan in the event of any stock dividend, recapitalization, merger, consolidation, split-up, subdivision, combination or exchange of shares or the like.

         Unless otherwise determined by the Board or the Committee at the time of grant, each option will become fully exercisable upon the occurrence of a Change in Control, as defined in the Plan.

         Upon the expiration or termination of unexercised options, shares of Common Stock subject thereto will again be available for grant under the Plan. No options may be granted under the Plan after May 21, 2012. Options outstanding on such date shall, however, in all respects continue subject to the Plan.

         The Board or the Committee may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever, provided, however, that the requisite stockholder approval shall be required if and to the extent the Board or Committee determines that such approval is appropriate or necessary for purposes of satisfying Sections 162(m)or 422 of the Code or Rule 16b-3 under the Exchange Act from time to time, or other applicable law or requirement.

         The Plan contains a provision that allows the Committee to provide for special terms for grants of options to employees who are foreign nationals or who are employed by the Company or any subsidiary of the Company outside the United States. This provision will facilitate the making of grants under the Plan to persons located outside the United States in that the Committee can authorize that special terms be contained in options that may be necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may also approve supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for making such grants. No special terms, supplements, amendments or restatements, however, will include any provision that is inconsistent with the terms of the Plan unless the Plan could have been amended to eliminate the inconsistency without further approval by the shareholders of the Company.

United States Federal Income Tax Consequences

         The following is a summary of the United States federal income tax consequences under current tax law (without regard to any proposed changes, which may be retroactive in effect) with respect to incentive stock options and non-qualified stock options granted to U.S. employees and directors. For this purpose, it is assumed that the shares acquired pursuant to the exercise of any option are held by the optionee as a capital asset. Certain other rules not discussed here apply to the use of previously acquired shares of Common Stock in payment of the option exercise price.

Incentive Stock Options

         In general, no taxable income will be recognized by an optionee upon the grant or exercise of an incentive stock option. The optionee’s tax basis in the shares received on the exercise of such an option will be equal to the option price paid by the optionee for such shares.

         If the shares received upon the exercise of any incentive stock options are held for more than one year after the date of transfer of such shares to the optionee and more than two years from the date of grant of the option, any gain or loss recognized by the optionee on the subsequent sale of the stock will be a long-term capital gain or loss, as the case may be.

         If the shares received upon the exercise of an incentive stock option are disposed of prior to the end of such holding periods, an amount equal to the excess (if any) of (a) the lower of the disposition price or the fair market value of such shares on the date of exercise of the incentive stock option, over (b) the optionee’s tax basis in such shares will be treated as ordinary income, and any further gain will be a short-term or long-term capital gain depending upon the period the shares were held. Any loss on the disposition of such shares will be a short-term or long-term capital loss depending upon the period the shares were held.

         The Company will not receive any tax deduction on the grant or exercise of an incentive stock option. However, the Company will be entitled to a tax deduction in the amount of any ordinary income recognized by an optionee.

Non-Qualified Options

         No taxable income will be recognized by an optionee upon the grant of a non-qualified stock option. Upon the exercise of the option, the excess of the fair market value of the shares at the time of such exercise over the exercise price will be treated as compensation. Any amounts treated as compensation (i)will be taxable as ordinary income to the optionee and (ii) generally will be allowed as an income tax deduction to the Company. The optionee’s tax basis for shares acquired upon exercise of the option will be increased by any amounts so treated as compensation.

         Any gain or loss realized by an optionee on the subsequent sale of shares acquired upon the exercise of a non-qualified stock option will be short-term or long-term capital gain or loss depending on the period the shares were held.

Cancellation or Surrender

         Consideration received by an optionee upon the surrender to, or cancellation by, the Company of either an incentive or non-qualified stock option will be taxable as ordinary income to the optionee and generally allowed as an income tax deduction on to the Company.

Alternative Minimum Tax

         In addition to the federal income tax consequences described above, an optionee may also be subject to the federal alternative minimum tax. In general, upon the exercise of any incentive stock option an amount equal to the excess of the fair market value of the shares acquired on the exercise date over the exercise price will be treated as an item of adjustment for purposes of the alternative minimum tax. If, however, the shares are disposed of in the same taxable year in which the exercise occurs, the maximum amount that will be treated as an item of adjustment will be an amount equal to the excess of the amount received upon such disposition over the exercise price.

New Plan Benefits

         Options under the Plan will be granted at the sole discretion of the Committee and performance criteria, if any, may vary from year to year and from participant to participant. Therefore, benefits under the Plan are not determinable. Compensation paid and other benefits granted to directors and executive officers of the Company for the 2008 fiscal year are set forth under the captions “Election of Directors” and “Executive Compensation” elsewhere in this Proxy Statement.

Vote Required

         The affirmative vote of a majority of the votes cast at the Meeting is required to approve the Plan, provided that the total votes cast represent a majority of the outstanding shares of Common Stock. For purposes of determining whether the total votes cast represent a majority of the outstanding shares of Common Stock, abstentions are considered to be votes cast under New York Stock Exchange rules. Abstentions will have the effect of a negative vote with respect to the Amendment, and broker non-votes will have no effect on the outcome of such vote.

         The Board of Directors recommends that shareholders vote FOR the approval of the Amendment to the 2002 Stock Option Plan. Proxies will be voted in accordance with their terms and, in the absence of contrary instructions, for the approval of the Amendment.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Audit Committee has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the current fiscal year, which ends March 1, 2009, to audit the consolidated financial statements of the Company and its subsidiaries for the 2009 fiscal year and the Company’s internal control over financial reporting; and the Board is requesting ratification of such appointment by the shareholders at the Meeting. Grant Thornton LLP was the Company’s independent registered public accounting firm for the last fiscal year and has been the Company’s independent registered public accounting firm since March 1, 2004. If this appointment is not ratified by the holders of a majority of the shares voting in person or by proxy at the Meeting, the Audit Committee will consider appointing another independent registered public accounting firm. The Audit Committee may terminate the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm without the approval or ratification of the Company’s shareholders whenever the Audit Committee considers such termination to be appropriate. A representative of Grant Thornton LLP is expected to be present at the Meeting and will have an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

         The following table shows the fees paid or accrued for audit, audit-related, tax and all other services rendered by Grant Thornton LLP for the last two fiscal years ended March 2, 2008 and February 25, 2007:

	2008		2007

Audit Fees (a)	$902,856		$997,721
Audit-Related Fees	149,400	(b)	–0–
Tax Fees	–0–		–0–
All Other Fees	–0–		–0–

	$1,052,256		$997,721

(a)
Audit fees include fees for the audit of the Company’s consolidated financial statements, interim reviews of the Company’s quarterly financial statements, audit services provided in connection with required statutory audits of many of the Company’s subsidiaries and the audit of the Company’s internal control over financial reporting.

(b)
Audit-related fees relate to the Company’s due diligence investigation of Columbia Aircraft Manufacturing Corporation (“Columbia”) in connection with the Company’s participation in the bidding for certain of the assets and business of Columbia in an auction conducted in the United States Bankruptcy Court in Portland, Oregon in November 2007. After submitting an initial bid and participating in the auction in the Bankruptcy Court, the Company discontinued its participation in the auction bidding process.

         The services performed by Grant Thornton were pre-approved in accordance with the pre-approval policy adopted by the Audit Committee.

Audit Committee Pre-Approval Policy

         The policy of the Audit Committee is to require that all services to be provided to the Company by the Company’s auditor must be approved by the Audit Committee before such services are provided by the auditor.

Vote Required

         Ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares casting votes present in person or represented by proxy on this proposal at the Meeting. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

         The Board recommends that shareholders vote FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. Proxies will be voted in accordance with their terms and, in the absence of contrary instructions, for the ratification of such appointment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10 percent shareholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, or written representations that no Form 5 reports were required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the 2008 fiscal year, except that Messrs. Blanchfield, Chiesa, Frank, Shore, Warshaw, Gilhuley, DiGaudio and Stans did not file their Form 4 Statements of Changes in Beneficial Ownership of Securities in a timely manner reporting their acquisitions of stock options from the Company on August 15, 2007, and Mr. Farabaugh did not file his Form 4 Statement of Changes in Beneficial Ownership of Securities in a timely manner reporting his acquisition of a stock option from the Company on November 15, 2007.

SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be presented at the 2009 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company’s principal executive offices for inclusion in the Proxy Statement and form of Proxy relating to that meeting by February 24, 2009. In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company at the Company’s principal executive offices by April 17, 2009. The Company’s By-Laws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the By-Laws, not later than April 17, 2009 and not earlier than March 18, 2009.

OTHER MATTERS

Audit Committee Report

         The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries. The Board of Directors has determined that all members of the Audit Committee are “independent”, as required by the current rules of the New York Stock Exchange. The Committee functions pursuant to a Charter that has been adopted by the Board, as required by rules of the New York Stock Exchange.

         Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to provide reasonable assurance of compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out an audit in accordance with generally accepted auditing standards and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles.

         In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended March 2, 2008 with management and with Grant Thornton LLP, the Company’s independent registered public accounting firm for the 2008 fiscal year. The Audit Committee has also received from the independent registered public accounting firm a letter pursuant to Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards, AU 380, as currently in effect, and has discussed the matters referred to in such letter with such firm. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining such firm’s independence and has discussed with Grant Thornton LLP their independence.

         The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements for the fiscal year ended March 2, 2008 has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

         Based upon the review and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 2, 2008 for filing with the Securities and Exchange Commission.

Audit Committee Lloyd Frank, Chairman Dale Blanchfield Steven T. Warshaw

Directors’ and Officers’ Liability Insurance

         The Company has for many years maintained directors’ and officers’ liability insurance and fiduciary liability insurance covering the directors and officers of the Company and its subsidiaries against certain claims arising out of their service to the Company and its subsidiaries and to certain employee benefit plans of the Company and its subsidiaries. The current directors’ and officers’ liability insurance policy runs for a period of one year expiring May 17, 2009 at a total cost of $160,000; and the current fiduciary liability insurance policy runs for a period of one year expiring May 17, 2009 at a cost of $10,000.

Proxy Solicitation

         The Company will bear the expense of proxy solicitation. Directors, officers and employees of the Company and its subsidiaries may solicit proxies by mail, telephone, telegraph, facsimile or in person (but will receive no additional compensation for such solicitation). The Company also has retained D. F. King & Co., Inc., New York, New York, to assist in the solicitation of proxies in the same manner at an anticipated fee of approximately $7,500, plus reimbursement of certain out-of-pocket expenses. In addition, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorizations for the execution of proxies, and if they in turn so request, the Company will reimburse such brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding such material.

Director Candidates

         The Nominating Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating Committee will take into consideration the needs of the

Board and the qualifications of the candidate. The Committee may also consider the number of shares held by the recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a shareholder must submit the recommendation in writing and must include the name of the shareholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership, and the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

         The shareholder recommendation and information described above must be sent to the Corporate Secretary at the Company’s office at 48 South Service Road, Melville, New York 11747 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of shareholders.

         The Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments and potential conflicts of interest.

         The Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board – for example, retirement as a CEO or CFO of a public company. As described above, the Nominating Committee will also consider candidates recommended by shareholders.

         When a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee requests information from the candidate, reviews the candidate’s accomplishments and qualifications, including in light of any other candidates whom the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Nominating Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Committee may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Communications with Directors

         The Board has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board, including the non-management directors as a group, by mail. To communicate with the Board of Directors, any individual director or the non-management directors, correspondence should be addressed to the Board of Directors or any such individual director or the non-management directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at the Company’s office at 48 South Service Road, Melville, New York 11747.

         All communications received as set forth in the preceding paragraph will be opened by the office of the Company’s General Counsel for the sole purpose of determining whether the contents represent a message to the directors of the Company. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or the non-management directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group to which the communication is addressed.

Code of Ethics and Business Conduct

         For more than forty years, the Company has maintained basic corporate rules and guidelines agreed to in writing by its chief executive officer and its business unit presidents and controllers. Such rules and guidelines cover such matters as personnel guidelines, transactions with suppliers, conflicts of interest and business ethics, transactions with relatives and friends, cash control and consolidations, capital expenditures, disposal of property, plant, equipment and inventory, insurance programs, legal matters and contracts, credit and collections, unusual business transactions and special charges and transfer charges, inventory levels, weekly and monthly financial reports and annual business plans, employee safety and environmental matters.

         The Board has adopted a Code of Ethics for the Company’s chief executive officer, chief financial officer and controller, and as required by rules of the New York Stock Exchange, the Board has adopted a Code of Business Conduct and Ethics for the Company’s directors, officers and employees. Substantially all of the matters required to be addressed in the Code of Ethics and Code of Business Conduct and Ethics have been addressed in the corporate rules and guidelines which the Company has maintained since 1967, although the Code of Business Conduct and Ethics applies to all directors, officers and employees of the Company and its subsidiaries.

         The Company’s Code of Ethics and the Company’s Code of Business Conduct and Ethics are available on the Company’s web site at www.parkelectro.com under the caption “Charters and Codes” as required by rules of the New York Stock Exchange and the Securities and Exchange Commission. In addition, a copy of the Company’s Code of Business Conduct and Ethics is available in print to any shareholder upon request submitted to the Corporate Secretary at the Company’s office at 48 South Service Road, Melville, New York 11747. The Company intends to satisfy any disclosure requirements regarding an amendment to, or waiver from, the Code of Ethics by posting such information on the Company’s web site at the above internet address.

Corporate Governance Guidelines

         The Board has adopted Corporate Governance Guidelines, which are available on the Company’s web site at www.parkelectro.com under the caption “Charters and Codes” as required by rules of the New York Stock Exchange and are available in print to any shareholder upon request submitted to the Corporate Secretary at the Company’s office at 48 South Service Road, Melville, New York 11747.

Other Matters to be Presented to the Meeting

         The Board does not know of any other matters to be brought before the Meeting. If any other matters not mentioned in this Proxy Statement are properly brought before the Meeting, including matters incident to the conduct of the Meeting or relating to the adjournment thereof, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

Annual Report

         The Annual Report, including financial statements, of the Company for the fiscal year ended March 2, 2008 is enclosed herewith but is not a part of the proxy soliciting material.

By Order of the Board of Directors,

STEPHEN E. GILHULEY
Executive Vice President,
Secretary and General Counsel

Dated: June 24, 2008

PROXY CARD	PARK ELECTROCHEMICAL CORP.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS JULY 16, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE HEREON. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Company’s 2008 Annual Report and the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please date and sign exactly as name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If shares are held jointly, both owners should sign.	Dated:, 2008

(Signature(s) of Shareholder(s))

The undersigned hereby constitutes and appoints LLOYD FRANK and BRIAN E. SHORE, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of PARK ELECTROCHEMICAL CORP. (the “Company”) to be held at the offices of the Company, 48 South Service Road, Melville, New York on July 16, 2008 at 11:00 o’clock A.M., New York time, and any adjournments or postponements thereof, to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present upon the following matters:

The Board of Directors recommends a vote “FOR” proposals 1, 2, and 3.

1.	ELECTION OF DIRECTORS

☐ FOR all nominees listed below (except as marked to the contrary below).

☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

DALE BLANCHFIELD, LLOYD FRANK, BRIAN E. SHORE and STEVEN T. WARSHAW

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the “FOR” box above and write the nominee’s name in the space provided below.)

2.
APPROVAL OF AMENDMENT TO 2002 STOCK OPTION PLAN to increase the aggregate number of shares of Common Stock authorized for issuance under such Plan by 900,000 shares and to extend the term of such Plan to May 21, 2018.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	RATIFICATION OF APPOINTMENT of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 1, 2009.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	The transaction of such other business as may properly come before the meeting.

Ã	Detach above card, sign, date and mail in postage paid envelope provided.	Ã
PARK ELECTROCHEMICAL CORP.

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